Exhibit 10.1

Execution Version

SECURED CONVERTIBLE PROMISSORY NOTE

Date of Note:	March 29, 2019

Principal Amount of Note:	$3,166,666.64

For value received, Aevi Genomic Medicine, Inc., a Delaware corporation (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the principal amount set forth above. The outstanding principal amount of this secured convertible promissory note (the “Note”) shall bear no interest and the principal amount of this Note will not accrete. The principal amount shall be due and payable to the Holder on September 30, 2019 (the “Maturity Date”).

1.            Basic Terms.

(a)          Security Agreement and Guaranty. This Note is referred to in and is executed and delivered in connection with (i) that certain Security Agreement dated as of March 29, 2019 and executed by the Company and the other Grantors therein in favor of the Holder (as the same may be from time to time amended, modified or supplemented or restated, the “Security Agreement”) and (ii) that certain Subsidiary Guaranty Agreement dated as of March 29, 2019 and executed by the Company and the Subsidiary Guarantors therein (as the same may be from time to time amended, modified or supplemented or restated, the “Guaranty”). Additional rights of the Holder are set forth in the Security Agreement and the Guaranty.

(b)          Payments. All payments of principal shall be in lawful money of the United States of America no later than 12:00 PM on the date on which such payment is due by wire transfer of immediately available funds to the Holder’s account at a bank specified by the Holder in writing to the Company from time to time. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder and second to the payment of the principal amount outstanding under the Note. If at any time any payment made by the Company under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Company or otherwise, the Company’s obligation to make such payment shall be reinstated as though such payment had not been made.

(c)          Voluntary Prepayment.

(i)          The Company may prepay this Note in whole or in part at any time or from time to time prior to the Maturity Date without penalty or premium by paying the principal amount to be prepaid (such prepayment, a “Voluntary Prepayment”) on the date set for prepayment (the “Prepayment Date”). The Holder may elect to convert the principal amount of the Note to be prepaid on the Prepayment Date (the “Prepayment Amount”), or a portion thereof, pursuant to Section 2. The Company shall give the Holder written notice of the Voluntary Prepayment, including the Prepayment Date set for such Voluntary Prepayment and the Prepayment Amount, not less than 10 days prior to the applicable Prepayment Date. If the Company elects to prepay this Note, the Prepayment Amount shall be due and payable in cash or, if the Holder has elected to convert such Prepayment Amount, or portion thereof, pursuant to Section 2, in shares of Common Stock (with any remaining balance of such Prepayment Amount in cash, in the case of an election of partial conversion), on the Prepayment Date.

(ii)         Upon any partial Voluntary Prepayment of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

2.            Conversion and Repayment.

(a)          Repayment. Unless this Note has been converted in accordance with the terms of this Section 2 prior to the Maturity Date or the Holder has elected by notice to the Company prior to the Maturity Date to convert the Note on the Maturity Date pursuant to this Section 2, the Conversion Amount shall become fully due and payable in cash on the Maturity Date.

(b)          Maturity Date Conversion. In the event that this Note remains outstanding on the Maturity Date, then the outstanding principal balance of this Note shall upon the election of the Holder given prior to the Maturity Date with respect to all or any portion thereof, convert as of the Maturity Date into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a conversion price equal to (i) the aggregate amount of outstanding principal on this Note (or portion thereof specified by the Holder for conversion) divided by (ii) the Last Reported Sale Price, with any remaining balance of the principal amount of the Note not so specified for conversion by the Holder to be due and payable in cash on the Maturity Date; provided that if such conversion would result in the Holder and/or its Affiliates owning an aggregate amount greater than 47.5% of the Company’s then issued and outstanding Common Stock (including the shares of Common Stock issuable upon such conversion), then the Holder shall receive shares of Common Stock such that the Holder and/or its Affiliates would own in the aggregate shares of Common Stock not in excess of 47.5% of the then issued and outstanding shares of Common Stock, and the balance of the unpaid principal amount of the Note in cash.

(c)          Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall repay the Holder in cash in an amount equal to the outstanding principal amount of this Note; provided that upon the election of the Holder given prior to the date of consummation of the Change of Control with respect to all or any portion of the outstanding principal amount of this Note, the Company shall convert the outstanding principal balance of this Note into shares of Common Stock, at a conversion price equal to (i) the aggregate amount of outstanding principal on this Note (or portion thereof specified by the Holder for conversion) divided by (ii) the Last Reported Sale Price as of the date that is one trading day prior to the date of announcement by the Company of the Change of Control, with any remaining balance of the principal amount of the Note not so specified for conversion by the Holder to be due and payable in cash on the date of consummation of the Change of Control; provided further that if such conversion would result in the Holder and/or its Affiliates owning an aggregate amount greater than 47.5% of the Company’s then issued and outstanding Common Stock (including the shares of Common Stock issuable upon such conversion), then the Holder shall receive shares of Common Stock such that the Holder and/or its Affiliates would own in the aggregate shares of Common Stock not in excess of 47.5% of the then issued and outstanding shares of Common Stock, and the balance of the unpaid principal amount of the Note in cash. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control. Any repayment made in cash pursuant to this paragraph in connection with a Change of Control shall be subject to any required tax withholdings, and may be made by the Company (or any party to such Change of Control or its agent) following the Change of Control in connection with payment procedures established in connection with such Change of Control.

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(d)          Conversion upon Voluntary Prepayment. In connection with a Voluntary Prepayment of this Note, the Prepayment Amount shall upon the election of the Holder given prior to the Prepayment Date with respect to all or any portion thereof, convert as of the Prepayment Date into shares of the Company’s Common Stock, at a conversion price equal to (i) the Prepayment Amount (or portion thereof specified by the Holder for conversion) divided by (ii) the Last Reported Sale Price, with any remaining balance of the Prepayment Amount not so specified for conversion by the Holder to be due and payable in cash on the Prepayment Date; provided that if such conversion would result in the Holder and/or its Affiliates owning an aggregate amount greater than 47.5% of the Company’s then issued and outstanding Common Stock (including the shares of Common Stock issuable upon such conversion), then the Holder shall receive shares of Common Stock such that the Holder and/or its Affiliates would own in the aggregate shares of Common Stock not in excess of 47.5% of the then issued and outstanding shares of Common Stock, and the balance of the unpaid Prepayment Amount in cash.

(e)          Procedure for Conversion. In connection with any conversion of this Note into Common Stock, the Holder shall (i) deliver a notice of conversion stating the principal amount of this Note to be converted and the name or names (with addresses) in which the Holder wishes the shares of Common Stock to be issued upon conversion (which, for the avoidance of doubt, may include any Affiliate of the Holder, including the CHOP Foundation), and (ii) surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company.  Upon the conversion of this Note into Common Stock pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts.

(f)          Registration Rights. In connection with any conversion of all or part of this Note into Common Stock, the Company and the Holder and/or its Affiliates shall enter into a registration rights agreement on substantially the same terms as that certain registration rights agreement, by and among the Company, the Holder and certain other purchasers, dated August 9, 2017, in the form filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 11, 2017.

3.            Representations and Warranties of the Company.

The Company hereby represents and warrants to the Holder as of the date this Note was issued as follows:

(a)          Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Note Party has the requisite corporate or other organizational power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Each Note Party is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary.

(b)          Corporate Power. The Company has all requisite corporate power to issue this Note and to carry out and perform its obligations under this Note. Each Note Party has all requisite corporate or other organizational power to enter into each Transactional Document to which such Note Party is a party and to carry out and perform its obligations under such Transactional Document. The Company’s Board of Directors (the “Board”) has approved the issuance of this Note and each Note Party’s board of directors or managers has approved the execution of the other Transactional Documents, in each case, based upon a reasonable belief that the issuance of this Note and entry into the Transactional Documents is appropriate for the Note Parties after reasonable inquiry concerning the Note Parties’ financing objectives and financial situation.

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(c)          Authorization. All corporate action on the part of each Note Party, the Board, each Note Party’s board of directors or board of managers and the Company’s stockholders necessary for the issuance and delivery of this Note and the execution and delivery of the Transactional Documents has been taken. This Note and each other Transactional Document to which any Note Party is a party constitutes a valid and binding obligation of the Company or such Note Party (as the case may be) enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any securities issued upon conversion of this Note (the “Conversion Securities”), when issued in compliance with the provisions of this Note, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws. The Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the shares of Common Stock to satisfy its conversion obligation upon any conversion of this Note pursuant to Section 2.

(d)          Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority or securities exchange required on the part of the Company in connection with issuance of this Note and the execution of the other Transactional Documents by the Note Parties has been obtained.

(e)          Compliance with Laws. The execution, delivery and performance of this Note and the other Transactional Documents will not result in any violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof.

(f)          Compliance with Other Instruments. The execution, delivery and performance of this Note and the other Transactional Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or its Subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or its Subsidiaries, their respective business or operations or any of their assets or properties.

(g)          No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or governmental authority is pending or threatened by or against any Note Party or any of its property or assets (a) with respect to the Note or any of the other Transactional Documents, or any of the transactions contemplated hereby or thereby or (b) that could be expected to have a material adverse effect on any Note Party or its business, or materially adversely affect the ability of the Company and its Subsidiaries to perform their respective obligations under the Note or any of the other Transactional Documents.

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4.            Events of Default.

(a)          If there shall be any Event of Default (as defined below) hereunder, at the option of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (iv) or (v) below), the Holder shall have the right to (x) declare that this Note shall accelerate and all principal shall become due and payable, and/or (y) exercise any or all of its rights, powers or remedies under the Security Agreement or applicable law. If an Event of Default specified under subsection (iv) or (v) below with respect to the Company or any of its Subsidiaries occurs and is continuing, 100% of the principal of this Note shall become and shall automatically be immediately due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i)          The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable;

(ii)         The Company or any of its Subsidiaries shall materially default in its performance of any covenant or obligation under this Note or any of the other Transactional Documents;

(iii)        Any representation or warranty made or deemed made by any Note Party to the Holder herein or in any Transactional Document is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made;

(iv)        The Company or any of its Subsidiaries files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(v)         An involuntary petition is filed against the Company or any of its Subsidiaries (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company or any of its Subsidiaries);

(vi)        The Company or any of its Subsidiaries fails to pay when due any of its Debt under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness in excess of $100,000 (other than Debt arising under this Note), or any interest or premium thereon, when due (whether by scheduled maturity, acceleration, demand, or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

(vii)       One or more judgments or decrees in an aggregate amount exceeding $100,000 (except to the extent covered by insurance or third party indemnification) shall be entered against the Company or any of its Subsidiaries and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof.

(b)          In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

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5.            Miscellaneous Provisions.

(a)          Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b)          Further Assurances. The Company agrees and covenants that at any time and from time to time the Company will promptly execute and deliver to the Holder such further instruments and documents and take such further action as may be necessary or advisable to carry out the full intent and purpose of this Note and the Security Agreement and to comply with state or federal securities laws or other regulatory approvals.

(c)          Transfers of Note. This Note and all rights hereunder may be transferred without the consent of the Company if an Event of Default has occurred and is continuing or if the transfer is to an Affiliate of the Holder and, in each case, without charge to the Holder. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount shall be issued to, and registered in the name of, the transferee. Principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such principal.

(d)          Security. The full amount of this Note is secured by the Collateral (as defined in the Security Agreement) identified and described as security therefor in the Security Agreement executed by and delivered by the Company to the Holder. The Company shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien (as defined in the Security Agreement) on or in the Collateral, or any portion thereof, except as permitted pursuant to the Security Agreement.

(e)           Amendment and Waiver. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

(f)          Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

(g)          Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(h)          Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i)          Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

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(j)          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto.

All communications to the Holder shall be sent to:

The Children’s Hospital of Philadelphia

Attention: Jeffrey Kahn, Executive Vice President and General Counsel

3401 Civic Center Boulevard

Philadelphia, PA 19104

Together with copies to (which shall not constitute notice)

Cooley LLP

1114 Avenue of the Americas

New York, NY 10036-7798

Attention: Joshua A. Kaufman

Telephone: (212) 479-6495

Email: josh.kaufman@cooley.com

and

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111-5800

Attention: Jason Savich

Telephone: (415) 693-2053

Email: jsavich@cooley.com

(k)         Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

(l)          Definitions. The following terms used in this Note shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person, which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be regarded as in control of another Person if it owns or controls at least fifty percent (50%) of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority), provided, however, that the term “Affiliate” shall not include subsidiaries or other Persons in which a Person or its Affiliates owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

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“Change of Control” means, with respect to the Company, the occurrence of any of the following:

(i)          any “person” or “group” (as such terms are defined below): (a) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of the Company then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of the Company representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of the Company; or (b) has the power, directly or indirectly, to elect at least one-half of the members of the Company’s board of directors, or similar governing body (“Board of Directors”); or

(ii)         the Company enters into a merger, consolidation or similar transaction with another person (whether or not the Company is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of the Board of Directors of the Company immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of the Company or such surviving person immediately following such transaction; or (b) the persons that beneficially owned, directly or indirectly, the shares of Voting Stock of the Company immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving person; or

(iii)        the Company sells, licenses, assigns or otherwise transfers to any person, in one or more related transactions, properties or assets representing all or substantially all of the Company’s consolidated total assets; or

(iv)        the holders of capital stock of the Company approve a plan or proposal for the liquidation or dissolution of the Company.

For the purpose of this definition of “Change of Control,” (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (b) a “beneficial owner” will be determined in accordance with Rule 13d-3 under the aforesaid Act; and (c) the terms “beneficially owned” and “beneficially own” will have meanings correlative to that of “beneficial owner.”

Notwithstanding the foregoing, in no event shall Change of Control result from CHOP and/or any of its Affiliates (including the CHOP Foundation) acquiring or having the right to acquire additional equity of or voting power over in the Company or otherwise increasing its beneficial ownership of the Company, whether alone as part of a group, or acquiring control through Board membership.

“CHOP” means The Children’s Hospital of Philadelphia, a non-profit entity organized and existing under the laws of Pennsylvania.

“CHOP Foundation” means The Children’s Hospital of Philadelphia Foundation, a non-profit entity organized and existing under the laws of Pennsylvania.

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“Covenant Letter Agreement” means that certain letter agreement regarding certain covenants made in the Letter Agreement, entered into between CHOP and the Company on the date hereof.

“Debt” of the Company, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by the Company providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Company; and (h) indebtedness set out in clauses (a) through (g) of any Person other than Company secured by any lien on any asset of the Company, whether or not such indebtedness has been assumed by the Company.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Last Reported Sale Price” on any date means the closing price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Nasdaq Stock Market or such other principal U.S. national exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national exchange on the relevant date, the Last Reported Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization and if the Common Stock is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least one nationally recognized independent investment banking firms selected by the Company, with the consent of the Holder, for this purpose.

“Letter Agreement” means the Agreement, dated March 25, 2019, by and between CHOP and the Company.

“License Agreement Amendments” means, collectively, the amendments to (i) that certain License Agreement, dated November 12, 2014, by and between Medgenics Medical Israel Ltd. and CHOP, as amended to date, (ii) that certain License Agreement, dated September 9, 2015, by and between neuroFix Therapeutics, LLC and CHOP, as amended to date, (iii) that certain License Agreement, dated December 18, 2017, by and between the Company and CHOP, as amended to date, (iv) that certain License Agreement, dated October 3, 2016, by and between the Company and CHOP, as amended to date, and (v) that certain License Agreement, dated October 20, 2016, by and between Medgenics, Inc. and CHOP, as amended to date, in each case to be entered into between CHOP and the respective parties thereto on the date hereof.

“Note Party” means the Company and each Subsidiary Guarantor.

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“Person” shall mean any natural person, corporation, business trust, joint venture, trust, association, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.

“Sponsored Research Agreement” means that certain Sponsored Research Agreement, dated November 12, 2014, by and between Medgenics Medical Israel Ltd. and CHOP, as amended to date.

“Sponsored Research Agreement Amendment” means that certain amendment to the Sponsored Research Agreement, to be entered into between Medgenics Medical Israel Ltd. and CHOP on the date hereof.

“Subsidiary” has the meaning set forth in the Security Agreement.

“Subsidiary Guarantors” means each Subsidiary that becomes party to the Guaranty as a Subsidiary Guarantor, and the permitted successors and assigns of each such Person (except to the extent such Subsidiary or successor or assign thereof is relieved from its obligations under the Guaranty and Security Agreement pursuant to the provisions of this Agreement).

“Transactional Documents” means this Note, the Covenant Letter Agreement, the License Agreement Amendments, the Letter Agreement, the Security Documents (as defined in the Security Agreement) and the Sponsored Research Agreement Amendment.

[Signature pages follow]

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The parties have executed this Secured Convertible Promissory Note as of the date first noted above.

COMPANY:

Aevi Genomic Medicine, Inc.

By:

Name:
Title:

E-mail:

Address:

SIGNATURE PAGE TO

SECURED CONVERTIBLE PROMISSORY NOTE

The parties have executed this Secured Convertible Promissory Note as of the date first noted above.

HOLDER:

Name of Holder:	The Children’s Hospital of Philadelphia

By:

Name:
Title:

E-mail:

Address:

SIGNATURE PAGE TO

SECURED CONVERTIBLE PROMISSORY NOTE